                                                                   EXHIBIT 99.11

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of March 1, 1999, by and between TV Guide, Inc., a Delaware corporation ("Company"), and Joachim Kiener ("Employee").

                              W I T N E S S E T H:

WHEREAS, Company and Employee are parties to an Employment Agreement, entered into as of March 1, 1999 and a letter agreement entered into as of October 4, 1999 (together, the "Predecessor Agreement"), pursuant to which Employee has served Company as Chairman and Chief Executive Officer and Member of the Board of Directors; and

WHEREAS, Company desires to obtain the benefit of continued service by Employee to Company, and Employee desires to render services to Company; and

WHEREAS, the Board of Directors of Company (the "Board") have determined that because of Employee's substantial experience and expertise in connection with the business matters of Company, it is in the best interest of Company to retain the services of Employee and to provide Employee certain additional benefits; and

WHEREAS, Company and Employee desire to set forth in this Agreement the terms and conditions of Employee's future employment with Company; and

WHEREAS, Company and Gemstar International Group Limited, a British Virgin Islands corporation ("GIGL"), have entered into an Agreement and Plan of Merger, dated as of October 4, 1999 (the "Merger Agreement") providing for a transaction in which, upon closing of such transaction (the "Gemstar Closing"), GIGL will become a Delaware corporation, the Company will become a subsidiary of GIGL, and GIGL as parent of the combined companies will change its name to TV Guide International, Inc. ("TV Guide International"); and

WHEREAS, effective upon the Gemstar Closing, TV Guide International will assume the obligations of the Company hereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree to terminate in its entirety the Predecessor Agreement, and the parties agree as follows:

     1.  Term and Renewals; Shareholder Approval.
         ----------------------------------------
            (a)  Initial Term.
                 -------------

            Company agrees to employ Employee and Employee agrees to serve Company, in accordance with the terms of this Agreement, for an initial term commencing with an effective date of March 1, 1999 and ending March 1, 2003

                                       1
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(the "Initial Term"), unless this Agreement is earlier terminated in accordance with the provisions which follow. Notwithstanding the foregoing, on the effective date of the Gemstar Closing, the Initial Term shall be extended to the sixth anniversary of the Gemstar Closing. The term "Employer" as used herein shall refer to the Company, unless and until the Gemstar Closing occurs, and thereafter shall refer to TV Guide International.

            (b)  Renewal.
                 --------

            This Section 1(b) will apply only if the Gemstar Closing occurs prior to the expiration of the Initial Term. Upon expiration of the Initial Term, this Agreement shall be automatically renewed for a term of three additional years (the "Renewal Term"), unless either party gives notice, in writing, at least twelve (12) months prior to the expiration of the Initial Term of its desire to terminate this Agreement.

            If Employer delivers to Employee the written termination notice contemplated by this Section 1(b), or if the Initial Term expires without Employer and Employee having reached an agreement for the continued employment of Employee by Employer that is satisfactory to Employer and Employee (in their sole and absolute discretion), such termination or expiration shall be treated as a termination Without Cause pursuant to Section 4(d) of this Agreement, and the date of such termination or expiration shall be deemed the date of notice of termination for purposes of Section 4(d).

            (c)  Compensation Period; Current Term.
                 ----------------------------------

            Each annual period (or portion thereof) during the term of this Agreement and during any period following termination of Employee's employment hereunder during which Employer has ongoing obligations hereunder shall be a distinct and separate compensation period ("Compensation Period"). The Compensation Period shall be the calendar year, provided, however, that if the Gemstar Closing occurs, the Compensation Period shall thereafter be the fiscal year of TV Guide International and any compensation measured with respect to a Compensation Period hereunder shall be adjusted as appropriate to reflect the change in the Compensation Period. The then-current term of this Agreement, whether it is the Initial Term (together with, if the Gemstar Closing occurs, the Renewal Term if the termination deadline under Section 1(b) has passed without delivery of the termination notice contemplated thereunder) or the Renewal Term, shall be known as the "Current Term."

     2.  Specific Position; Duties and Responsibilities.
         -----------------------------------------------

         Employer and Employee agree that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve Employer as Chairman of the Board and Chief Executive Officer, provided, however, that if the Gemstar Closing occurs, such employment and service shall thereafter be as Co-President and Co-Chief Operating Officer of TV Guide International, member of the Office of the Chief Executive of TV Guide International, and Chairman and Chief Executive Officer of certain TV Guide business divisions which shall include but not be limited to TV Guide

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Magazine Group, TV Guide Networks and TV Guide Media Sales. Employee shall have such other additional duties and responsibilities befitting the foregoing positions as the Board shall determine from time to time.

         Employee agrees to devote substantially all of his time, energy and ability to the business of Employer. Nothing herein shall prevent Employee, upon approval of the Board, from serving as a director, consultant or trustee of other corporations or businesses that are not in competition with the business of Employer or in competition with any affiliate of Employer. Such approval of the Board shall not be unreasonably withheld. If the Gemstar Closing occurs, nothing herein shall prevent Employee from (i) investing in real estate for his own account, (ii) becoming a partner or a shareholder in any privately-held corporation, partnership or other venture not in competition with the business of Employer or any affiliate of Employer or (iii) becoming a partner or a shareholder with an equity interest of not more than ten percent (10%) in any corporation, partnership or other venture whose equity securities are publicly traded, whether or not such corporation, partnership or other venture is in competition with the business of Employer or any affiliate of Employer. Nothing in this Agreement shall restrict the Board from paying and granting to Employee additional cash compensation and/or grants of stock or stock options from entities created as joint ventures between Employer (or any of its affiliates) and third parties as a means of providing further incentives for Employee.

         For the term of this Agreement, Employee shall report to the Board of Directors of Employer; provided, however, that if the Gemstar Closing occurs, Employee thereafter shall report to the Chief Executive Officer of TV Guide International.

     3.  Compensation.
         -------------
            (a)  Base Compensation and Adjustments.
                 ----------------------------------

            During the term of this Agreement, Employer agrees to pay Employee a base salary at the rate of Eight Hundred Fifty Thousand Dollars (US$850,000.00) per year, provided, however, that from and after the Gemstar Closing, Employer agrees to pay Employee a base salary at the rate of Eight Hundred Seventy-Five Thousand Dollars (US$ 875,000.00) per year. Base salary shall be reviewed from time to time for increase in Employer's sole discretion (provided such increases shall be made at least annually, each such increase to be in an amount not less than any percentage increase in the Consumer Price Index). Such base salary in effect from time to time, including any increases, shall be referred to herein as "Base Salary."

            The base salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with Employer's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

            (b)  Annual Incentive Bonus.
                 -----------------------

            Employer shall pay to Employee in respect of each Compensation Period (or portion thereof) during the term of this Agreement, the incentive bonus compensation

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benefits described in, and in accordance with the terms of, Schedule I to this
Agreement (the "Annual Incentive Bonus"), which is incorporated herein by reference as though set forth in full.

            (c)  Stock Options.
                 --------------
                    (i) Company has previously granted to Employee options to acquire three hundred thousand (300,000) shares of Class A common stock of TV Guide, Inc. at an exercise price of $25 per share (the "First 1999 Option Grant"). Notwithstanding the otherwise applicable exercise schedule under the First 1999 Option Grant, if the Gemstar Closing occurs, (i) upon the date of such closing, options to acquire two-thirds of the total number of shares under the First 1999 Option Grant shall vest and become exercisable immediately and (ii) subject to other accelerated vesting provisions of the First 1999 Option Grant agreement, options to acquire the remaining one-third of the total number of shares under the First 1999 Option Grant shall vest and become exercisable ratably (i.e., options on one-fifth of such remaining one-third of the total shares each year) on each March 1 of the years 2000 through 2004.


                    (ii) Effective October 1, 1999, Company has granted to
                         Employee options to acquire 760,688 shares of Class A common stock of TV Guide, Inc. (the "Second 1999 Option Grant"). Options under the Second 1999 Option Grant shall first vest and become fully exercisable one day prior to the tenth anniversary of the date of grant provided that (notwithstanding anything to the contrary in Section 4 hereof) Employee is then employed by the Company; provided, however, that if the Gemstar Closing occurs, options under the Second 1999 Option Grant shall vest and become exercisable ratably (i.e., options on one-sixth of the shares) on each of the first through the sixth anniversaries of the Gemstar Closing subject to the accelerated vesting provisions set forth in the Second 1999 Option Grant agreement. The exercise price per share under the Second 1999 Option Grant shall be $43.86. Each of the options issued under the Second 1999 Option Grant shall expire on the tenth anniversary of the date of grant.

                    (iii)The options under the First 1999 Option Grant and the
                         Second 1999 Option Grant shall convert to options for the purchase of shares of common stock of TV Guide International upon the occurrence of the Gemstar Closing. The number of shares issuable upon exercise of such options and the exercise price thereof shall be adjusted as provided in the Merger Agreement. By way of example, immediately following the Gemstar Closing, 500,000 shares of TV Guide International common stock shall be subject to purchase at an exercise price of $66.73 under the Second 1999 Option Grant.

            (d)  Additional Benefits.
                 --------------------

            Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus, incentive, participation, stock option or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that Employer, its subsidiaries or affiliates may provide for Employee or (provided Employee is eligible to participate therein) for employees of Employer generally, as from time to time in effect, during the term of this Agreement. In order to maximize Employee's time availability to Employer, if the Gemstar Closing occurs, Employer shall also promptly reimburse Employee for the Grossed-Up Value (as defined below) of all professional fees and expenses incurred by Employee in connection with (A) the negotiation and documentation of this Agreement and any amendment thereto, (B) income tax planning and preparation, and (C) income tax audits and the defense of income tax claims. All of the benefits described in this Section 3(d) are collectively referred to herein as the "Additional Benefits." The Additional Benefits shall be provided at the level commensurate with the office held by Employee at the time and shall recognize for vesting and eligibility purposes (but not for purposes of calculating Employee's age or for benefit accrual purposes) Employee's prior service with Employer to the extent (if any) that such prior service is recognized under any such plans.

            As used in this Agreement, the "Grossed-Up Value" of an amount shall equal the result obtained by dividing (A) such amount by (B) the difference of one (1) minus the sum of the highest marginal federal and state personal income tax rates, the highest Medicare tax rate (expressed as a decimal), the additional effective income tax rate (expressed as a decimal) resulting from the receipt of such amount reducing available deductions of Employee, and any other income, payroll or similar rate of tax (expressed as a decimal) imposed on the receipt by Employee of such amount.

            (e)  Vacation.
                 ---------

            In each Compensation Period, Employee shall be entitled to an amount of paid vacation equal to four (4) weeks plus, if the Gemstar Closing occurs, an additional three (3) days for each Compensation Period (or portion thereof) previously completed during the term of this Agreement. If the Gemstar Closing occurs, up to sixty (60) unused vacation days may be carried over from any Compensation Period to the ensuing Compensation Period, and Employee shall be paid in cash, on the last day of each Compensation Period, for any unused vacation days that cannot be carried over to the ensuing Compensation Period at a rate per day equal to the quotient of Employee's Base

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Salary for the just-completed Compensation Period divided by two hundred twenty
(220) (the number of working days in the year).

            (f)  Professional Organizations and Education.
                 ------------------------------------------

            If the Gemstar Closing occurs, from and after such closing, during the Initial Term and any Renewal Term, Employer shall promptly reimburse Employee for the Grossed-Up Value of (A) the professional and membership fees and dues incurred by Employee to maintain a membership in, or to belong to, such professional organizations and societies as may be designated by Employee from time to time and one (1) social or country club; and (B) the fees and costs incurred by Employee in attending professional education courses selected by Employee.

            (g)  Automobile Allowance.
                 ---------------------

            Employer shall provide Employee with a car allowance of (x) prior to the Gemstar Closing, twelve hundred dollars (US$1200.00) per month and (y) after the Gemstar Closing, seven hundred and fifty dollars (US$750.00) per month, to be used for the purchase, lease and maintenance of an appropriate automobile for his use during the term of Employee's employment hereunder. If Employer leases or purchases an automobile for Employee's use, Employee shall have the ability to assume the lease at the end of the term thereof or purchase the automobile at its residual or depreciated value upon termination of his employment.

            (h)  Disability Insurance.
                 ---------------------

            If the Gemstar Closing occurs, from and after such closing, during the Initial Term and any Renewal Term, Employer shall purchase and keep in effect, or reimburse Employee for the cost of, one or more policies of disability insurance reasonably satisfactory to Employee and Employer, providing benefits substantially equal to those benefits described in Section 3(h) of that certain Amended and Restated Employment Agreement among Ms. Elsie Leung, GIGL and Gemstar Development Corporation dated March 31, 1998. Such purchase or reimbursement shall include payment to Employee of such amount as is necessary to ensure that Employee receives the Grossed-Up Value of the premiums on such disability policy (less any amounts paid directly by Employer to the carrier). Such policy will contain a feature permitting Employee to continue the policy at his cost (subject to other provisions in this Agreement requiring Employer to fund such amounts following termination of employment) following any termination of Employee's employment.

            (i)  Life Insurance.
                 ---------------

            If the Gemstar Closing occurs, from and after such closing, during the Initial Term and any Renewal Term, Employer shall purchase and keep in effect, or reimburse Employee for the cost of, a policy of life insurance reasonably satisfactory to Employee and Employer, providing benefits substantially equal to those benefits described in Section 3(i) of that certain Amended and Restated Employment Agreement among Ms. Elsie Leung, GIGL and Gemstar Development Corporation dated March 31,

1998. Such purchase or reimbursement shall include payment to Employee of such amount as is necessary to ensure that Employee receives the Grossed-Up Value of the premiums on such life insurance policy (less any amounts paid directly by Employer to the carrier). Such policy will contain a feature permitting Employee to continue the policy at his cost (subject to other provisions in this Agreement requiring Employer to fund such amounts following termination of employment) following any termination of Employee's employment.

            (j)  Other Benefits.
                 ---------------

            Employee will, from time to time, receive such other benefits as he may reasonably request that are commensurate with Employee's position and facilitate performance of his duties under this Agreement.

     4.  Termination.
         ------------

     The compensation and other benefits provided to Employee pursuant to this Agreement, and the employment of Employee by Employer, shall be terminated prior to expiration of the term of this Agreement only as provided in this Section 4:

            (a)  Disability.
                 -----------

            In the event of Employee's Disability, Employee's employment hereunder may be terminated by written notice of termination from Employer to Employee. "Disability" for this purpose means Employee's failure, because of illness, incapacity or injury which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), to render the services contemplated by this Agreement,
(x) if the Gemstar Closing does not occur, for an aggregate of 180 days during any 365-day period or (y) if the Gemstar Closing occurs, for three consecutive months or for shorter periods aggregating seventy-five (75) or more business days in any twelve (12) month period. Thereafter, Employer shall pay Employee all of his previously earned Base Salary and Additional Benefits and (x) if the Gemstar Closing occurs, shall continue for twenty-four (24) months after the date of such notice or until expiration of the Current Term, whichever period is longer, to pay Base Salary to Employee at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to the termination and (y) if the Gemstar Closing does not occur, shall continue for twelve (12) months after termination of employment to pay to Employee Base Salary at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to termination less any proceeds Employee receives from disability insurance provided by the Company. Thereafter, no further salary shall be paid except to the extent otherwise expressly provided in Section 4(b). In addition, Employee shall be entitled to receive payment of the prorated portion of his Guaranteed Bonus described in Schedule I, if applicable, for the twelve-month period in which termination due to disability occurs. Upon any such employment termination pursuant to this Section 4(a), (i) all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term, (ii)if the Gemstar Closing occurs, all stock options and other stock incentive awards granted to Employee which would become vested and exercisable for the then current Compensation Period and the next Compensation Period (and which would not otherwise become vested and exercisable) shall immediately vest in full and shall remain fully exercisable for their full term, and (iii) any remaining stock options and other stock incentive awards that have not otherwise become vested or exercisable shall be forfeited.

            (b)  Death.
                 ------

            In the event of Employee's death during the term or during the extended benefit period contemplated by Section 4(a), Employer shall pay to such person or persons as Employee shall have directed in writing or, in the absence of a designation, the estate of Employee (the "Beneficiary") all of Employee's previously earned Base Salary and Additional Benefits and (x) if the Gemstar Closing occurs, shall continue for twenty-four (24) months after the date of Employee's death or until expiration of the Current Term, whichever period is longer, to pay Employee's Base Salary to the Beneficiary at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to death and (y) if the Gemstar Closing does not occur, shall continue for twelve (12) months after the date of Employee's death to pay Employee's Base Salary to the Beneficiary at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to death (provided that the Company may provide this benefit through the proceeds of individual or group insurance coverage). If Employee's death occurs while receiving payments under Section 4(a) above, such payments shall cease and the Beneficiary shall be entitled only to payments and benefits under this Section 4(b) at one hundred percent (100%) of the rate of Base Salary in effect immediately prior to the disability. In the event of Employee's death during the term, Employer shall also pay to the Beneficiary the prorated portion of Employee's Guaranteed Bonus described in Schedule I, if applicable, for the twelve-month period in which termination due to death occurs. If the Gemstar Closing does not occur, then upon Employee's death, all stock options and other stock incentive awards that shall have vested as of the date of Employee's death shall remain exercisable for a period of one year following such date (but in no event for longer than their term). If the Gemstar Closing occurs, then upon Employee's death all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term, any stock options and other stock incentive awards that would have vested on a date within one year following Employee's death (assuming Employee had satisfied the other vesting conditions of such options and awards) shall vest as to that percentage equal to the percentage of the then applicable one-year vesting period completed prior to Employee's death, and any remaining options that did not otherwise become vested or exercisable shall be forfeited. (By way of example, with respect to an option that was scheduled to vest six months following the date of Employee's death, 50% of such option will become vested as a result of the preceding sentence.) This Agreement in all other respects will terminate upon the death of Employee except as otherwise expressly provided.

            (c)  For Cause, Right to Appeal.
                 ---------------------------

            Employee's employment hereunder shall be terminated, and all of his unearned rights to receive Base Salary and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such termination shall immediately terminate upon a reasonable determination by the Board, acting in good faith based upon actual knowledge at such time and, if applicable, following the notice and cure period or notice and meeting described in the immediately succeeding paragraph, that Cause for such termination exists. Prior to the Gemstar Closing, "Cause" means the willful and continued failure to perform Employee's job duties; or conviction of, or pleading guilty or nolo contendere to, a felony; or willfully engaging in misconduct, the nature of which is not prohibited from being the basis of termination under applicable federal or state law and which is either injurious monetarily to Employer, or represents a breach of any material affirmative or negative covenant or undertaking hereunder. Following the Gemstar Closing, "Cause" means that Employee (i) is engaging or has engaged in acts of fraud, material dishonesty or other acts of willful misconduct that have had a material adverse effect on the business of Employer, (ii) has repeatedly and willfully refused to perform his significant duties hereunder after notice, (iii) has habitually abused any substance (such as narcotics or alcohol) and such abuse has had a material adverse effect on the business of Employer or (iv) has been convicted of, or plead guilty to, an act constituting a felony that has had a material adverse effect on the business of Employer.

            Notwithstanding the foregoing, Employee's employment hereunder shall not be terminated for Cause pursuant to this Section 4(c) at any time (x) prior to the Gemstar Closing, unless and until Employee has been previously notified of such Cause in writing and been given no less than 30 days to cure such Cause, except that no such notice and opportunity to cure will be required in the case of Employee's conviction of or pleading guilty or nolo contendere to a felony, or (y) following the Gemstar Closing, unless and until Employee has received notice of a proposed termination for Cause and Employee has had an opportunity to be heard before at least a majority of the members of the Board. Employee shall be deemed to have had such opportunity if given written notice by any director acting on behalf of the Board at least seventy-two (72) hours in advance of a meeting if scheduled in California or ninety-six (96) hours in advance if such meeting is scheduled outside California. Any actions or proceedings by Employer pursuant to this Section 4(c) shall be conducted in a confidential manner and all steps shall be taken to prevent any harm to Employee's reputation.

            Upon any such employment termination pursuant to this Section 4(c), all stock options and other stock incentive awards previously granted to Employee and then remaining unvested and, if the Gemstar Closing has not occurred, all previously vested stock options and other stock incentive awards not theretofore exercised shall be forfeited, and if the Gemstar Closing has occurred, all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

            (d)  Without Cause.
                 --------------

            Notwithstanding any other provision of this Section 4, excluding the provisions of Section 4(e), the Board shall have the right to terminate Employee's employment with Employer at any time, but in the event of any such termination, other than as expressly provided in Section 4(a), (b) or (c) herein, or in the event following the Gemstar Closing Employer elects not to renew the term of this Agreement by giving notice of termination under Section 1(b) hereof (any such termination of Employee's employment under this Section 4(d) being referred to in this Agreement as a termination "Without Cause"), Employer shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, the compensation described in the applicable paragraph below:

                    (i) If the Gemstar Closing has not occurred prior to the date of the termination Without Cause, Employee shall be entitled to the same compensation the Employee would be entitled to receive pursuant to Section 4(i)(i) if the Employee quit as provided for thereunder following a Change of Control.

                    (ii) If the termination Without Cause occurs following the
                         Gemstar Closing, on the last day of Employee's employment, Employee shall be entitled to an amount equal to the greater of (a) the product of Employee's then-current Base Salary multiplied by a factor of three (3), and (b) the product of Employee's then-current Base Salary multiplied by the number of years, rounded up, remaining in the Current Term, and Employer shall thereafter continue to provide to Employee the Additional Benefits for sixty (60) months from such last day of employment. Upon any such employment termination pursuant to this Section 4(d), all stock options and other stock incentive awards previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

            If the Gemstar Closing does not occur, and the Company determines not to renew this Agreement or fails to negotiate a renewal in good faith, all stock options and stock incentive awards previously granted to Employee shall be fully vested upon the expiration of the Initial Term.

            (e)  Required Consents.
                 -----------------

            Notwithstanding any other provision of this Agreement, if the Gemstar Closing occurs, Employee's employment may not be terminated thereafter without the consent of Employee unless the members of Employer's Board of Directors designated by The News Corporation Limited or its successor (by merger, consolidation, transfer of assets or otherwise), if any, but excluding the Employee himself and any TVG Independent Director (as such term is defined in the Bylaws for TV Guide International in the form annexed to the Merger Agreement) provide written consent to such termination.

            (f)  Limited Succession of Additional Benefits Upon Termination.
                 -----------------------------------------------------------

            If the Gemstar Closing occurs and thereafter Employee's services are terminated hereunder pursuant to Section 4(a) or 4(b) and Employee is no longer eligible for Additional Benefits (under the terms of any plans relating thereto) because of such termination, Employee (or in event of death, the Beneficiary) shall be entitled to and Employer shall provide the Grossed-Up Value of benefits substantially equivalent to those benefits in the nature of health and welfare type benefits to which Employee was entitled immediately prior to such termination for the period (if any) during which Employee (or Beneficiary, as the case may be) remains entitled to receive the Base Salary under such sections. During such period, however, Employee shall not be entitled to option, equity, appreciation, profit sharing, deferred compensation, savings, bonus, participation, pension, extra compensation and other incentive plan benefits (except to the extent otherwise expressly provided in any then outstanding awards to Employee).

            (g)  Constructive Termination.
                 -------------------------

            A Constructive Termination (defined below) shall be treated as a termination Without Cause pursuant to Section 4(d) of this Agreement.

            For purposes of this Agreement, "Constructive Termination" means the occurrence of any of the following without Employee's written consent: change of Employee's position, so that Employee does not hold the applicable positions indicated under Section 2, failure of Employee to be elected as a member of the Board of Directors, assignment to Employee of duties or responsibilities inconsistent with such applicable positions, relocation of Employee's principal office to a geographic location outside of New York, New York, the requirement that Employee report to any person or entity other than the Board of Directors of the Company or, after the occurrence of the Gemstar Closing (should such closing occur), to the Chief Executive Officer of Employer, or the diminishment or reduction of any material responsibilities assigned to the Employee at any time, in each case other than as a result of grounds for termination of employment for Cause under Section 4(c), for disability under Section 4(a) or because of death or retirement.

            (h)  Termination by Employee.
                 ------------------------

            Subject to this Section 4(h), Employee shall have the right, in his sole discretion, to terminate his employment under this Agreement at any time after expiration of the period ending eighteen (18) months after the date of the Gemstar Closing, by providing notice, in writing, at least six (6) months prior to Employee's termination of employment, but in the event of any such termination following the Gemstar Closing,

Employer shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, on the last day of Employee's employment, an amount equal to the Employee's then-current Base Salary. Upon termination by Employee, all stock options and other stock incentive awards previously granted to Employee and then remaining unvested shall be forfeited, and all previously vested stock options and other stock incentive awards shall, if the Gemstar Closing has occurred, remain fully exercisable for their full term and, if the Gemstar Closing has not occurred, shall remain exercisable for a period of three months following such termination (but in no event for longer than their term).

            (i)  Change of Control.
                 ------------------
                    (i) A Change of Control of the Company for the purposes of this Section 4(i)(i) shall mean the closing of a transaction which has the result that none of (x) The News Corporation Limited, together with its subsidiaries and affiliates ("TNCL"), (y) Liberty Media Corporation, together with its subsidiaries and affiliates ("Liberty"), or (z) TNCL and Liberty collectively, owns a majority of the outstanding shares of voting capital stock of the Company or of its successor. Notwithstanding the foregoing provisions of this Section 4(i)(i), no Change of Control shall be deemed to have occurred under this Agreement by reason of the Gemstar Closing or any aspect of the transactions contemplated by the Merger Agreement. Within a six-month period after the occurrence of a Change of Control of the Company, Employee shall be entitled to consider his employment to have been constructively terminated by the Company and to, therefore, quit and receive the compensation set forth below:

                         (A) Employee shall be entitled to Employee's Base Salary at the rate in effect at the date of termination and his Guaranteed Bonus described in
                              Schedule I through the end of the Current Term, which shall continue to be paid in accordance with the Company's payroll policies.

                         (B) Employee shall be entitled to continue, without charge, his participation in the Company's insurance plans including, but not limited to, individual supplementary health, disability, life and other similar insurance to the extent such benefits exist, until the end of the Current Term, provided, however that such participation shall terminate at such time as Employee is eligible to receive substantially equivalent insurance benefits through subsequent employment.

                         (C) Employee shall be entitled to exercise any and all stock options and other stock incentive awards which shall have vested as of the date of the Employee's termination and all unvested stock options and other stock incentive awards previously granted which shall immediately vest as of the date of Employee's termination, for the earlier of ten years from date of grant or five years following the termination of employment.

                         Employee agrees to accept the compensation provided in this Section 4(i)(i) as liquidated damages in lieu of any other damages or severance benefits to which he might be entitled as a result of the termination of his employment with the Company. Notwithstanding anything to the contrary contained herein, if Employee accepts other employment after termination of employment under this Section 4(i)(i), whether such employment is full-time, part-time or as an independent contractor or consultant, the total compensation earned in connection with such other employment, whether paid to Employee or deferred for his benefit, for services rendered on or prior to the end of the Current Term shall be set-off against the amounts otherwise payable to the Employee pursuant to this Section 4(i)(i). Promptly upon the request of the Company, Employee shall provide evidence satisfactory to the Company of all such other compensation earned.

                    (ii) If the Gemstar Closing occurs, the provisions of
                         Section 4(i)(i) shall cease to apply and shall be superseded entirely by this Section 4(i)(ii) upon the date of such closing. From and after the Gemstar Closing, as used in this Agreement, "Change of Control" is defined as any of the following acts:

                         (A) The acquisition (other than from Employer directly or from any stockholder of Employer who immediately following the Gemstar Closing owns twenty-five percent (25%) or more of Employer's outstanding common stock) after the Gemstar Closing by any person, entity, or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership of twenty-five percent (25%) or more of Employer's outstanding common stock, other than any such acquisition by TNCL, by Liberty or by TNCL and Liberty collectively; provided that such acquisition shall not constitute a Change of Control if, after giving effect thereto, TNCL and Liberty collectively own a greater percentage of Employer's outstanding common stock than the acquiring person, entity or group; or

          (B) During any period of two (2) consecutive years following the Gemstar Closing, individuals who, at the beginning of such period, constituted the board of directors of Employer (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the stockholders of Employer was approved by Employee or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, appointment or nomination for election was previously so approved or by a vote of a majority of the directors designated by TNCL and Liberty) cease for any reason to constitute a majority of the board of directors of Employer then in office; or

          (C) Approval by the board of directors or a majority of the stockholders of Employer of a merger, reorganization, combination or consolidation whereby the stockholders of Employer immediately prior to such approval will not, immediately after consummation of such reorganization, merger, combination or consolidation own more than fifty percent (50%) of the voting stock of the surviving entity; or

          (D) A liquidation or dissolution of Employer or the sale of all or substantially all of the assets of Employer.

          Employee shall have the right, in his sole discretion, to terminate his employment under this Agreement at any time during the ninety (90) days following notice of a Change of Control, and in the event of any such termination Employer shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, on the last day of Employee's employment, an amount equal to the product of Employee's Base Salary multiplied by five (5), and Employer shall thereafter continue to provide to Employee all other elements of compensation under
               Section 3 for sixty (60) months from such last day of employment, except that upon such termination, all unvested stock options and other stock incentive awards previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

         (iii) Employee's Base Salary and other compensation shall be reviewed promptly following any Change of Control, whether pursuant to
               Section 4(i)(i) or Section 4(i)(ii), and increased (but not decreased) to reflect any expansion of Employee's duties or areas of responsibility, as determined in good faith by the Board. In the event a transaction described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended, occurs with respect to Employer, any predecessor, successor, direct or indirect subsidiary or affiliate of Employer, the provisions of
               Schedule II shall apply.

     5. Business Expenses.
        ------------------

     During the term of this Agreement, Employer shall reimburse Employee promptly for reasonable business expenditures, whether or not Employer can fully deduct such expenses according to federal income tax laws.

     6. Inventions and Patents.
        -----------------------

     If the Gemstar Closing occurs, the provisions of this Section 6 shall thereafter apply. Subject to exceptions under Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee after the date of the Gemstar Closing and during the term of this Agreement which are competitive with or related to existing products or services of Employer or its affiliates or products or services under active development by Employer or its affiliates, shall be assigned to Employer. Exhibits A and B attached to the employment agreement between GIGL and Henry C. Yuen, as the same is to be amended as contemplated by the Merger Agreement in connection with the Gemstar Closing, contain a description of Employer's business and the products and services currently under active development by Employer and its affiliates. Employee will promptly and fully disclose to Employer all such inventions, designs, improvements, and discoveries (whether developed individually or with other persons) and shall take all reasonable steps necessary and required to assure Employer's ownership thereof and to assist Employer in protecting or defending Employer's proprietary rights therein. Employee acknowledges hereby receipt of written notice from Employer pursuant to California Labor Code Section 2872 that this

Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply to an invention that qualifies fully under California Labor Code Section 2870.

     7. Indemnity.
        ----------

     To the maximum extent permitted by applicable law, Employer shall indemnify Employee and hold Employee harmless from and against any and all claims, liabilities, judgments, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and experts, settlements and other amounts actually incurred by Employee in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon) incurred by Employee in any and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, actions, suits or proceedings brought by or in the name of Employer), arising, directly or indirectly, by reason of Employee's status, actions or inaction as a director, officer, employee or agent of Employer or of an affiliate of Employer so long as Employee's conduct was in good faith. Employer shall promptly advance to Employee upon request any and all expenses incurred by Employee in defending any and all such actions, suits or proceedings to the maximum extent permitted by applicable law.

     8. Miscellaneous.
        --------------

          (a) Succession; Survival.
              ---------------------

          This Agreement shall inure to the benefit of and shall be binding upon Employer and its successors and assigns but, without the prior written consent of Employee, this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Employer or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Employer hereunder, including the transactions contemplated by the Merger Agreement. The obligations and duties of Employee hereunder are personal and otherwise not assignable.

          (b) Notices.
              ---------

          Any notice or other communication provided for in this Agreement shall be in writing and sent, if to Company, to:


          TV Guide Inc.
          TV Guide Plaza
          7140 South Lewis Avenue
          Tulsa, Oklahoma  74136-5422

          ATTENTION:  Mr. Charles Butler Ammann,
                      Senior Vice President and General Counsel of, if the Gemstar Closing occurs, thereafter to:


          TV Guide International, Inc.
          135 North Los Robles Avenue
          Suite 800
          Pasadena, California  91101

          ATTENTION:  General Counsel

or at such other address as Employer may from time to time in writing designate, and, if to Employee, at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective
(i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 8(b) and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

          (c) Entire Agreement; Amendments.
              -----------------------------

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes the Predecessor Agreement and any other prior agreements, undertakings, commitments and practices relating to Employee's employment by Employer or its affiliates except for any and all other agreements necessary to give effect to the provisions of this Agreement, including, without limitation, stock option agreements, and agreements relating to Additional Benefits. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Employer, by, if prior to the Gemstar Closing, a member of either the Executive Committee or the Compensation Committee of the Board of Directors (but excluding Employee) and, if after the Gemstar Closing, the Chief Executive Officer of Employer or an authorized representative of the Board.

          (d) Waiver.
              -------

          No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

          (e) Choice of Law.
              --------------

          This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines (or, if the Gemstar Closing occurs, the internal laws of the State of California from and after such closing).

          (f) Arbitration.
              ------------

          This Section 8(f) will apply only if the Gemstar Closing occurs. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration. Such arbitration shall be held in Los Angeles County, California in accordance with California Code of Civil Procedure Sections 1282- 1284.2 if the arbitration occurs at a time when this Agreement is subject to the laws of the State of California pursuant to Section 8(e) above. In the event either party institutes arbitration under this Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

          (g) Confidentiality, Proprietary Information.
              -----------------------------------------

          Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential or proprietary information concerning the business (including, but not limited to its products, employees, services, practices or policies) of Employer or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the term of this Agreement or prior thereto as shareholder, employee, officer or director of or consultant to Employer and its predecessors, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by Employer. The provisions of this Section 8(g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

          (h) Trade Secrets.
              --------------

          Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets, consisting of software, plans, formulas, patterns, devices, secret inventions, processes, customer lists, contracts, and compilations of information, records and specifications that are owned by Employer or by its affiliates and regularly used in the operation of their respective businesses and that may give Employer an opportunity to obtain an advantage over competitors who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment and Employee's prior relationship to, interest in and fiduciary relationships to Employer and its predecessors. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by Employer and for its benefit.

          All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Employer or its affiliates, including without limitation all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer or such affiliates and shall not be removed from the premises of Employer or its affiliates under any circumstances whatsoever without the prior consent of a senior executive officer of Employer. Upon termination of employment, Employee agrees to promptly deliver to Employer all Documents in the possession or under the control of Employee.

          (i) Severability.
              -------------

          If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

          (j) Withholding; Deductions.
              ------------------------

          All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

          (k) Section Headings.
              -----------------

          Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (l) Counterparts.
              -------------

          This Agreement and any amendment hereto may be executed in several counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

          (m) Interpretation.
              ---------------

          Any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

          (n) Antidilution Adjustments.
              -------------------------

          All amounts of shares, options and option exercise prices referred to in this Agreement shall be subject to appropriate adjustment for stock splits, reverse stock splits, stock dividends, restructurings and recapitalizations occurring after the date hereof.

          (o) No Duty to Mitigate.
              --------------------

          If the Gemstar Closing occurs, all amounts payable pursuant to this Agreement subsequent to such closing shall be paid without regard to whether Employee has taken actions to mitigate damages.

          (p) Certain Covenants. This Section 8(p) will apply only if the \ Gemstar Closing does not occur. Employee acknowledges that the services to be furnished by Employee hereunder and the rights and privileges granted to the Company by Employee are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and a breach or threatened breach by Employee of any of the provisions contained in this Section 8(p) may cause the Company irreparable injury and damage. In order to induce the Company to enter into this Agreement, Employee covenants and agrees that:

          Except as otherwise permitted by Section 2, during (a) the term of this Agreement, (b) any periods that Employee is employed by the Company or receiving payments of Base Salary from the Company in the nature of compensation or severance (except in any instance in which Employee shall accept other employment under Section 4.1(i)(i)(C) hereof), and (c) a period of one year following the termination of this Agreement pursuant to Section 4(c) hereof, Employee will not engage in, perform services for, or have an interest in, directly or indirectly, any business which competes with business in which the Company is then engaged (and, in the case of any period following the expiration of Employee's employment, was engaged at the end of his employment), it being understood that the business of the Company currently is principally the business of magazine publishing and interactive and cable businesses primarily related to television listings and television guidance, and will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by, or connected in any manner with any corporation, firm or business that is so engaged. The foregoing does not prohibit Employee's ownership of less than five percent (5%) of the outstanding common stock of any company whose shares are publicly traded on a national stock exchange, are reported on NASDAQ, or are regularly traded in the over-the-counter market by a member of a national securities exchange.

          Employee shall not, during the term of this Agreement or for a period of eighteen months thereafter, directly or indirectly, induce or attempt to induce any employee of the Company or its affiliates, to leave the Company or its affiliates or to render services for any other person, firm or corporation.

          Employee acknowledges that the relationship between the parties hereto is exclusively that of employer and employee, and that the Company's obligations to him are exclusively contractual in nature. The Company and/or its affiliates shall be the sole owner or owners of all the fruits and proceeds of Employee's services hereunder, including, but not limited to, all ideas, concepts, formats, suggestions, developments, arrangements, designs, packages, programs, scripts, audio visual materials, promotional materials, photography and other intellectual properties and creative works which the Employee may prepare, create, produce, acquire, or otherwise develop in connection with and during his employment hereunder, including, without limitation, all copyrights and all rights to reproduce, use, authorize others to use and sell such properties or works at any time or place for any purpose, free and clear of any claims by Employee (or anyone claiming under him) of any kind or character whatsoever (other than Employee's right to compensation hereunder). Employee agrees that he will have no right in or to such properties or works and shall not use such properties or works for his own benefit or the benefit of any other person. Employee shall, at the request of the Company, execute such assignments, certificates, applications, filings, instruments or other documents, consistent herewith, as the Company may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties or works.

          Employee agrees not to criticize Company, its affiliates, officers, shareholders or employees and agrees further not to speak of Company, its affiliates, officers, shareholders or employees in an unflattering way. Company agrees not to criticize Employee and further agrees not to speak of Employee in an unflattering way.

          Employee agrees that during the term of this Agreement and thereafter he will cooperate in Company's defense against any threatened or pending litigation or in any investigation or proceeding by any governmental agency or body that relates to any events or actions which occurred during the term of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         "Company"

                         TV Guide, Inc.



                         By:
                            ------------------------------------
                            Name:
                            Title:


                         "Employee"



                         ---------------------------------------
                         Joachim Kiener

                                   SCHEDULE I

                       ANNUAL INCENTIVE BONUS COMPENSATION

     (a) Subject to the terms and conditions of this Agreement, and in addition to the Base Salary and other Additional Benefits to which Employee may otherwise be entitled from Employer, at the end of each Compensation Period (or portion thereof) during the term of this Agreement, Employee shall be deemed to have earned a bonus (the "Annual Incentive Bonus"), payable by Employer to Employee on the last day of the Compensation Period (or such sooner date as of which this Agreement terminates), commencing with the Compensation Period ending December 31, 1999 or, if applicable, the date of the Gemstar Closing. The target amount of such Annual Incentive Bonus shall be 50% of the Employee's Base Salary in effect on the last day of the applicable Compensation Period. The actual amount of the Annual Incentive Bonus payable to the Employee shall be determined based on criteria determined by mutual agreement of the Employee and prior to the Gemstar Closing, the Compensation Committee of the Board of Directors and, after the Gemstar Closing, the Chief Executive Officer of Employer, which criteria shall be established at least annually and not later than the end of the first month of the applicable Compensation Period; provided, however, that in no event shall the amount of the Annual Incentive Bonus for any Compensation Period commencing prior to the Gemstar Closing be less than $150,000 (the "Guaranteed Bonus"). Notwithstanding the foregoing, any Annual Incentive Bonus otherwise payable shall be prorated in the event that a Compensation Period is less than 12 months due to a change in Compensation Period.

     (b) The Annual Incentive Bonus amount due for each Compensation Period shall be paid by Employer to Employee at the end of each Compensation Period (or such sooner date as of which this Agreement terminates) (the "Due Date"). Employee may, at his own expense, audit the applicable records at the place where Employer maintains the same in order to verify the calculation of the Annual Incentive Bonus. Any such audit shall be conducted only by a reputable public accountant during reasonable business hours in such manner as not to interfere with Employer's normal business activities. In no event shall an audit with respect to the calculation of the Annual Incentive Bonus commence later than twelve (12) months after the Due Date.

          If any audit of Employer's records by Employee reveals that Employer has failed to properly account for and pay Employee the Annual Incentive Bonus that should have been paid for that Compensation Period, and the amount of any Annual Incentive Bonus which Employer has failed to properly account and pay for in respect of any Compensation Period exceeds by at least three percent (3%) the amount of Annual Incentive Bonus actually accounted for and paid to Employee for such Compensation Period, Employer shall, in addition to paying Employee such overdue amount of Annual Incentive Bonus, reimburse Employee for his direct, reasonable out-of- pocket expenses incurred in conducting such audit.


     (c) The provisions of this Schedule I shall not be deemed to restrict in any way any rights of the Employer or the Board, acting in good faith, during the term of this

Agreement to dissolve, reorganize or take any other action or make any other change (fundamental or otherwise) affecting the structure, existence, organization, operations or business of Employer or any of its subsidiaries. If at any time during any Compensation Period, Employer shall be dissolved, the right to Annual Incentive Bonus payments pursuant to this Agreement shall terminate. If at any time during any Compensation Period, Employer shall be a party to a merger or sale of all or substantially all of its assets to another entity, Employer shall (or shall cause a successor to) provide for adjustment as nearly equivalent as practicable to preserve to Employee the benefits of this Agreement relating to payment of Annual Incentive Bonus amounts in respect of the business of Employer or such successor. Such adjustments by the Board made in good faith shall be conclusive.


     (d) All accounting terms or concepts used herein have the meanings assigned or applied under generally accepted accounting principles, consistently applied.

                                   SCHEDULE II

                               EXCISE TAX GROSS-UP

(Capitalized terms not defined herein have the meanings ascribed thereto in the attached Employment Agreement)

     (a) In the event it is determined (pursuant to (b) below) or finally determined (as defined in (c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to the Employer or a predecessor, successor, direct or indirect subsidiary or affiliate of Employer (or any predecessor, successor of affiliate of any of them, and including any benefit plan of any of them), to or for the benefit of Employee or Employee's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Schedule II) (each a "Payment" and collectively the "Payments") is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is or was incurred by Employee with respect to such excise tax (such excise tax, together with any such interest, penalty, addition to tax, and costs (including professional fees) hereinafter collectively referred to as the "Excise Tax"), then, within 10 days after such determination or final determination, as the case may be, Employer shall pay to Employee an additional cash payment (hereinafter referred to as the "Gross-Up Payment") in an amount such that after payment by Employee of all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. This provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

     (b) Except as provided in subsection (c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Employee ("Employee's Accountant"). Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of the Employee's Accountant, hereinafter, the "Employee's Determination"). The Employee's Determination shall be reviewed on behalf of Employer by a certified public accounting firm selected by Employer (the "Employer's Accountant"). The Employer shall notify Employee within 10 business days after receipt of the Employee's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by Employer with the Employee's Determination, obligating Employer to make payment as provided in subsection (a) above within 10 days from the expiration of such 10 business-day period. In the event of an objection by Employer to the Employee's Determination, any amount not in dispute shall be paid within 10 days following the 10 business-day period referred to herein, and with respect to the amount in dispute the Employee's Accountant and Employer's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon the Employee and Employer. In such a case, the third accounting firm's findings shall be deemed the binding determination with respect to the amount in dispute, obligating Employer to make any payment as a result thereof within 10 days following the receipt of such third accounting firm's determination. All fees and expenses of each of the accounting firms referred to in this Schedule II shall be borne solely by Employer.

     (c) (i) Employee shall notify Employer in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by Employer of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after Employee receives written notice of such claim and shall apprise Employer of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Employee to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of Employee's rights under this Schedule II except to the extent of actual damages suffered by Employer as a result of such failure. Employee shall not pay such claim prior to the expiration of the 15-day period following the date on which Employee gives such notice to Employer (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If Employer notifies Employee in writing prior to the expiration of such 15-day period that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Employee its ability to make the payments to Employee which may ultimately be required under this section before assuming responsibility for the claim), Employee shall:

          (A) give Employer any information reasonably requested by Employer relating to such claim;

          (B) take such action in connection with contesting such claim as Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Employer that is reasonably acceptable to Employee;

          (C) cooperate with Employer in good faith in order effectively to contest such claim; and

          (D) permit Employer to participate in any proceedings relating to such claim; provided, however, that Employer shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Schedule II, and to the extent its

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               actions do not unreasonably interfere with or prejudice
               Employee's disputes with the Taxing Authority as to other issues, Employer shall control all proceedings taken in connection with such contest and, in its reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Employer shall determine; provided, however, that if Employer directs Employee to pay such claim and sue for a refund, Employer shall advance an amount equal to such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, as any such amounts are incurred; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Employee and Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue.

        (ii) If, after receipt by Employee of an amount advanced by Employer pursuant to paragraph (c)(i), Employee receives any refund with respect to such claim, Employee shall (subject to Employer's complying with the requirements of this Schedule II) promptly pay to Employer an amount equal to such refund (together with any interest paid or credited thereon after taxes applicable thereto), net of any taxes (including without limitation any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Employee in connection with such advance, after giving effect to such repayment. If, after the receipt by Employee of an amount advanced by Employer pursuant to paragraph (c)(i), it is finally determined that Employee is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid.

        (iii) For purposes of this Schedule II, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in paragraph
(c)(i) above if Employer has not notified Employee that it intends to contest the underlying claim, (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Employee and

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the Taxing Authority (which agreement may be executed only in compliance with this Schedule II), (D) the receipt by Employee of notice from Employer that it no longer seeks to pursue a contest (which notice shall be deemed received if Employer does not, within 15 days following receipt of a written inquiry from Employee, affirmatively indicate in writing to Employee that Employer intends to continue to pursue such contest). (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross-Up Payment is due, it may be possible that in making the calculations required to be made hereunder, the parties or their accountants shall determine that a Gross-Up Payment need not be made (or shall make no determination with respect to a Gross-Up Payment) that properly should be made ("Underpayment"), or that a Gross-Up Payment not properly needed to be made should be made ("Overpayment"). The determination of any Underpayment shall be made using the procedures set forth in paragraph (b) above and shall be paid to Employee as an additional Gross-Up Payment. The Employer shall be entitled to use procedures similar to those available to Employee in paragraph (b) to determine the amount of any Overpayment (provided that Employer shall bear all costs of the accountants as provided paragraph (b)). In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Employee with interest at the applicable Federal rate provided for in
Section 1274(d) of the Code; provided, however, that the amount to be repaid by Employee to Employer shall be subject to reduction to the extent necessary to put Employee in the same after-tax position as if such Overpayment were never made.

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